UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2008

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14101 Capital Boulevard, Youngsville, North Carolina 27596

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 556-7235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments

In connection with the Company’s annual assessment of goodwill in accordance with Statement of Financial Accounting Standards No. 142 in connection with the preparation of its annual financial statements to be included in its annual report on Form 10-K for the year ended December 31, 2007, on March 17, 2008 the Company concluded that an impairment of the goodwill of its roll covers segment may exist. The first stage of the Company’s assessment of goodwill involved a comparison of the fair value of the business segment to its carrying value. While the Company expects that an impairment does exist, in order to determine if such an impairment does in fact exist and, if so, the amount of the impairment the Company must complete an analysis of the fair value of the fixed assets and intangible assets of its roll covers segment. Before the impact of any impairment, the roll covers segment had approximately $288 million of goodwill as of December 31, 2007. The Company requires additional time to complete this analysis and has determined in good faith that it cannot make a reasonable estimate of the amount of the impairment, if any, at this time. The Company does not expect that any such impairment will result in future cash expenditures.

Item 7.01	Regulation FD Disclosure

On March 18, 2008, the Company filed a notice of late filing on Form 12b-25 with the Securities and Exchange Commission with respect to its annual report on Form 10-K for the period ended December 31, 2007. The reasons for the delayed filing are disclosed in the notice on Form 12b-25.

In addition, pursuant to the Company’s dividend policy, the Company’s Board of Directors determined not to declare a dividend on the Company’s common stock in the first quarter of 2008. The Company has instead determined to retain cash that would have otherwise been used for a dividend for the repayment of debt or other purposes. The Company does not currently expect to pay dividends on its common stock for the foreseeable future.

The Company also issued a press release with respect to these matters on March 18, 2008. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished herewith.

Exhibit No.	Description
99.1	Press Release dated March 18, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: March 18, 2008	By:	/s/ Michael P. O’Donnell
	Name:	Michael P. O’Donnell
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated March 18, 2008